Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated October 20, 2025, with respect to the statement of assets and liabilities of Grayscale Polkadot Trust ETF, as of October 15, 2025, included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

New York, New York
October 20, 2025